Exhibit 99.906

  EXHIBIT (b)

CERTIFICATIONS PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Invesco Actively Managed Exchange-Traded Commodity Fund Trust (the “Registrant”) on Form N-CSR for the period ended October 31, 2025 (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 5, 2026

/s/ Brian Hartigan

Name:Brian Hartigan

Title:   Principal Executive Officer

Dated:  January 5, 2026

   /s/ Kelli Gallegos

Name:  Kelli Gallegos

Title:   Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.